Exhibit 10.1

EXECUTION COUNTERPART

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of September 9, 2011, by and among First Merchants Corporation, an Indiana corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell to each Purchaser concurrently, upon the terms and conditions stated in this Agreement, that aggregate number of shares of common stock, no par value per share (the “Common Stock”), of the Company, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 2,822,000 shares of Common Stock and shall be collectively referred to herein as the “Shares”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means any day, other than a Saturday or Sunday, or a day on which banks in New York City are authorized or required by Law to close.

“Closing” means the closing of the purchase and sale of the Shares on the date hereof pursuant to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Bingham McHale LLP.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge after reasonable investigation of (i) Michael C. Rechin, Mark K. Hardwick, Michael J. Stewart, Robert R. Connors and John J. Martin, and (ii) the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit D.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Representations” means the Company’s representations and warranties set forth in Sections 3.1(b), 3.1(c), 3.1(f), 3.1(g) and 3.1(w).

“GAAP” means U.S. generally accepted accounting principles consistently applied over the period involved.

“Governmental Authority” means any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, bureau, commission, regulatory authority, stock market, stock exchange or trading facility (including any Trading Market).

“Indemnified Person” has the meaning set forth in Section 4.7(a).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Law” has the meaning set forth in Section 3.1(d).

“Lien” means any lien, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Contract” means any contract of the Company that is or was required to be filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“New York Courts” means the state and federal courts sitting in New York City.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group (as defined in Section 13(d)(3) of the Exchange Act) not specifically listed herein.

“Preferred Stock” means the preferred stock of the Company, no par value per share.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the NASDAQ Global Select Stock Market.

“Proceeding” means a civil, criminal or administrative action, claim, litigation, suit, arbitration, hearing, investigation or other proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $7.50 per Share.

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Fixed Rate Cumulative Perpetual Preferred Stock, Series A of the Company, having such designations, powers, preferences and relative rights as are set forth in the articles of incorporation of the Company, as amended.

“Series B Preferred Stock” means the Senior Non-Cumulative Perpetual Preferred Stock, Series B of the Company to be issued to the Secretary of the Treasury in connection with the Company’s participation in the Small Business Lending Fund Program on or about the date hereof.

“Shares” has the meaning set forth in the Recitals.

“Statutory Representations” means the Company’s representations and warranties set forth in Sections 3.1(j), 3.1(l) and 3.1(rr).

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns or Controls sufficient capital stock, equity or a similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock & Transfer Company, or any successor transfer agent for the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price.

(b) Closing. The Closing of the purchase and sale of the Shares shall take place on the date hereof remotely by facsimile or electronic transmission or other means as the parties may mutually agree.

(c) Form of Payment. Unless otherwise agreed to by the Company and a Purchaser (as to itself only), on the date hereof, (1) the Company shall deliver to each Purchaser one stock certificate evidencing the number of Shares set forth on such Purchaser’s signature page to this Agreement and (2) upon receipt thereof, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

(d) Withholding. Notwithstanding anything to the contrary in this Agreement, the Purchasers shall be entitled to deduct and withhold from any payments made pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law or imposed by any taxing authority. To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of which such deduction and withholding was made.

2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement, duly executed by the Company;

(ii) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b)), evidencing the Shares subscribed for by each Purchaser hereunder, registered in the name of such Purchaser or as otherwise set forth on the Stock Certificate Questionnaire included as Exhibit A hereto (the “Stock Certificates”);

(iii) a legal opinion of Company Counsel, dated as of the date hereof and in the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchasers;

(iv) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the date hereof, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the articles of incorporation, as amended, and by-laws, as amended, of the Company, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit C;

(v) the Compliance Certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company;

(vi) a Certificate of Existence for the Company from the Indiana Secretary of State dated as of September 8, 2011; and

(vii) a VCOC Letter with Castle Creek Capital Partners IV, L.P. in substantially the form attached hereto as Exhibit E (each, a “VCOC Letter”), duly executed by the Company.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement, duly executed by such Purchaser;

(ii) its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written instructions;

(iii) a fully completed Stock Certificate Questionnaire in the form attached hereto as Exhibit A; and

(iv) a VCOC Letter, duly executed by Castle Creek Capital Partners IV, L.P.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which are made as of such date), to each of the Purchasers that:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries or equity interest in any other Person other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Company’s depository institution Subsidiaries’ deposit accounts are insured up to applicable limits by the FDIC (as defined below), and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has conducted its business in compliance with all applicable Laws, including all Laws restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would result in a default) or result in the loss of a benefit under, or give to any other Person any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture, or instrument to which the Company or any Subsidiary is a party, (iii) result in the creation of any Lien upon the Shares or any of the properties or assets of the Company or any Subsidiary, or (iv) subject to the Required Approvals, conflict with or result in a violation of any federal, state, local or foreign statute, ordinance, law, rule, regulation, order, judgment, injunction, decree, agency requirement, legal requirement (including federal and state securities laws and the rules and regulations promulgated thereunder and the rules and regulations promulgated by any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets) or other restriction of any court or Governmental Authority (each, a “Law”) to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iv) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filings of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading and quotation, as the case may be, thereon in the time and manner required hereby and thereby, (iv) the filings required in accordance with Section 4.6 of this Agreement, and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in Section 4.1 or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof, (A) 25,691,966 shares of Common Stock are issued and outstanding, and (B) 2,086,964 shares of Common Stock are reserved for issuance upon the exercise of stock options, warrants or other securities that are or may become convertible into or exercisable or exchangeable for shares of Common Stock, of which (1) 1,095,511 options to purchase shares of Common Stock are issued and outstanding under the Company’s 1999 Long-Term Equity Incentive Plan and 2009 Long-Term Equity Incentive Plan with a weighted average exercise price of $22.54 per share, (2) 991,453 warrants to purchase shares of Common Stock are issued and outstanding with a weighted average exercise price of $17.55 per share as set forth on Schedule 3.1(g), and (3) 1,418,761 shares of Common Stock remain available for issuance under the Company’s 1999 Long-Term Equity Incentive Plan and 2009 Long-Term Equity Incentive Plan, and (ii) 500,000 shares of Preferred Stock, of which 69,600 shares are issued and outstanding and classified as Series A Preferred Stock as set forth on Schedule 3.1(g). The Company also intends to issue up to 90,782.94 shares of Series B Preferred Stock to the United States Treasury on or about the date hereof in connection with its participation in the SBLF Program. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in Schedule 3.1(g): (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options or other equity-based awards, warrants, scrip, rights to subscribe to, calls, agreements, arrangements or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, purchase or receive any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options or other equity-based awards, warrants, scrip, rights to subscribe to, calls, agreements, arrangements or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, arrangements, commitments, documents or instruments evidencing indebtedness of the Company or any Subsidiary or by which the Company or any Subsidiary is bound; (iv) there are no agreements, commitments, understandings or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments, agreements, commitments, understandings or arrangements of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to sell, transfer, dispose of, repurchase or redeem a security of the Company or any Subsidiary; (vi) the Company and its Subsidiaries do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) neither the Company nor any Subsidiary has any material liability or obligation required to be disclosed in the Financial Statements but not so disclosed in such Financial Statements. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares. Each option to purchase shares of Common Stock was granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder) of the Common Stock underlying such option on the grant date thereof and was otherwise issued in compliance with the requirements of the

Code and applicable Laws. Each option to purchase shares of Common Stock that was issued as an “incentive stock option” pursuant to Section 422 of the Code complied at the time of its grant and continues to comply with all of the requirements of the Code and the regulations thereunder pertaining to “incentive stock options.”

(h) SEC Reports. The Company has filed all reports, registrations, certifications, schedules, forms, statements and other documents required to be filed or furnished by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comments letters received from the Commission. To the Company’s Knowledge, as of the date hereof, none of the SEC Reports is the subject of ongoing Commission review. No Subsidiary is required to file any form, report, registration, statement or other document with the Commission.

(i) Financial Statements. The financial statements of the Company included in the SEC Reports (including the related notes thereto) (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP as permitted by Form 10-Q, and fairly present in all material respects the balance sheet and statement of stockholders’ equity of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j) Tax Matters. Each of the Company and its Subsidiaries (i) has prepared and timely filed all foreign, federal and state income and all other material Tax Returns and all such Tax Returns were complete and correct in all material respects, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such Tax Returns, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company in accordance with GAAP, (iii) has set aside on its books provisions reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply, (iv) is not subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (v) is not a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement; and (vi) has not participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2).

(k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, (i) there have been no events, circumstances, changes, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreement, arrangement, commitment or understanding to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the SEC Reports, and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(l) Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any Law relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim. To the Company’s Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

(m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or the transactions contemplated hereby or by the Transaction Documents, or (ii) except as disclosed in the SEC Reports, has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, if there was an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against the Company or any executive officers or directors of the Company in their capacities as such which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(n) Employment Matters. No material strike, grievance or labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company or any Subsidiary. None of the employees of the Company or any Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or any Subsidiary seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance in all material respects with all U.S. federal, state, local and foreign Laws and regulations relating to employment and fair employment practices, immigration, terms and conditions of employment, compensation, benefits, employment discrimination and harassment, workers compensation, occupational safety and health, and wages and hours. Neither the Company nor any Subsidiary is a party to or otherwise bound by any consent decree with or citation by any Governmental Authority relating to employees or employment practices. As of the date of this Agreement, no material employee has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in material compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans.

(o) Compliance. The Company and its Subsidiaries are in material compliance with all Laws of any Governmental Authority applicable to their respective businesses or operations. Except for the Company’s failure to comply with certain covenants required to be maintained by the Company with respect to certain of its credit facilities with Bank of America, N.A., as successor in interest to LaSalle Bank National Association, as more particularly described in the Company’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2010, neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any Subsidiary has been made aware in writing of any Governmental Authority having jurisdiction over the Company, any Subsidiary or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any Law applicable to the Company or any Subsidiary, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as has not had and would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits. The Company and each of its Subsidiaries possess all material certificates, authorizations, consents, licenses, franchises, variances, exemptions, orders, approvals and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of any Action relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the suspension, revocation or material adverse modification of any Material Permits.

(q) Title to Assets; Real Property. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. No notice of a claim of default by any party to any lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

(r) Intellectual Property; Privacy. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, brand names, trade names, copyrights, designs, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), free and clear of all Liens and third party rights, necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports except where the failure to own, possess, license or have such rights has not had and would not have or reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Except where such violations, misappropriations, infringements or unauthorized use would not be material to the Company and its Subsidiaries, taken as a whole, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement, misappropriation or unauthorized use by third parties of any such Intellectual Property; (c) there is no pending or threatened Action by any Person challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or threatened Action by any Person challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened Action by any Person that the Company and/or any Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property of any Person. The Company and its Subsidiaries comply in all material respects with all Laws with respect to the protection of personal privacy, personally identifiable information, sensitive personal information and any special categories of personal information regulated thereunder.

(s) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be materially higher than their existing insurance coverage.

(t) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers, directors, employees or Affiliates of the Company is presently a party to any contract, arrangement or transaction with the Company or any of its Subsidiaries or to a presently contemplated contract, arrangement or transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u) Internal Accounting Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of the Financial Statements in accordance with GAAP and such internal control over financial reporting is effective, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) that the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company has not been advised of any material deficiencies in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data, or any fraud, whether or not material, that involves management. Since the date of the latest audited financial statements included within the SEC Reports, no material weakness in internal controls has been identified by the Company’s auditors; and since the date of the most recent evaluation thereof, there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls.

(v) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

(w) Certain Fees. Other than financial advisors whose fees will be paid by the Company from the proceeds of the purchase hereunder, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(y) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable Law or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (a) directly or indirectly used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd) Application of Takeover Protections; Rights Agreements. Other than the existence of a staggered Board of Directors and change of control provisions included in the Material Contracts, the Company has not adopted any stockholder rights plan or similar agreement, arrangement or understanding relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, fair price, moratorium, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents, applicable Law (including the Laws of the State of Indiana), any agreement, arrangement or understanding with any of the Company’s stockholders or any other Person or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement or any other Transaction Document, including, without limitation, the Company’s issuance of the Shares to the Purchaser and any Purchaser’s ownership of the Shares, but expressly excluding any other purchases of Shares outside of the transactions contemplated by this Agreement or the Transaction Documents by the Purchaser.

(ee) Off Balance Sheet Arrangements. There is no material agreement, commitment, transaction, arrangement, or other relationship between the Company (or any Subsidiary) and any unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings or Financial Statements and is not so disclosed.

(ff) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(gg) Regulation M Compliance. In the last thirty (30) days, the Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii) Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(jj) No Additional Agreements. The Company does not have any agreement, arrangement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(kk) Reports, Registrations and Statements. Since December 31, 2010, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”), and any other applicable federal or state securities or banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the Bank Holding Company Act of 1956, as amended, and have paid all fees and assessments due and payable in connection therewith. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or its Subsidiaries, as applicable, received a valid extension of such time of filing and has filed all such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the OCC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(ll) Adequate Capitalization. As of December 31, 2010, the Company’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “adequately capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(mm) Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations. Neither the Company nor any Subsidiary is currently subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any Governmental Authority that currently restricts in any material respect the conduct of its business, its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”). The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause it or any of its Subsidiary banking institutions: (i) to be subject to a Regulatory Agreement, (ii) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (iii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.

(nn) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable Laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with Laws,

For purposes of this Section 3.1(nn): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other Governmental Authority with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(oo) Fiduciary Obligations. The Company and its Subsidiaries have, in all material respects, properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state Law and regulation and common law. None of the Company, its Subsidiaries or any director, officer or employee of the Company or its Subsidiaries has, in any material respect, committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(pp) No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

(qq) Risk Management Instruments. All material derivative instruments, including swaps, caps, floors, warrants, options, forward purchase or sale transactions, and futures transactions, whether entered into for the Company’s own account, or for the account of one or more of its Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable Laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or its Subsidiary, enforceable in accordance with its terms. Neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(rr) ERISA. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, any Subsidiary, or any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code, would have any liability. None of the Company, any Subsidiary or any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code maintains, contributes or has any liability, whether contingent or otherwise, with respect to, and has not within the preceding six (6) years maintained, contributed or had any liability, whether contingent or otherwise, with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, that is, or has been, (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) maintained by more than one employer within the meaning of Section 413(c) of the Code, (iii) subject to Sections 4063 or 4064 of ERISA, or (iv) a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA. Each “pension plan” for which the Company or any Subsidiary would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification. Neither the Company nor any Subsidiary has any obligation to provide or make available any post employment benefit under any “welfare plan” (as defined in Section 3(1) of ERISA) for any current or former employee or other service provider, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar state Law.

(ss) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(tt) Nonperforming Assets. To the Company’s Knowledge, as of the date hereof, the Company believes that its Subsidiaries will be able to fully and timely collect substantially all interest, principal or other payments when due under their respective loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and its Subsidiaries, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Financial Statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and its Subsidiaries.

(uu) Change in Control. The issuance of the Shares to the Purchaser pursuant to this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(vv) Material Contracts. Each Material Contract is valid and binding on the Company or its Subsidiaries, as the case may be, and in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Company’s Knowledge, is valid and binding on the other parties thereto. Except for the Company’s failure to comply with certain covenants required to be maintained by the Company with respect to certain of its credit facilities with Bank of America, N.A., as successor in interest to LaSalle Bank National Association, as more particularly described in the Company’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2010, the Company and each of its Subsidiaries (and, to the Company’s Knowledge, each other party thereto) has in all material respects performed all obligations required to be performed by it to date under each Material Contract. To the Company’s Knowledge, no other party to the Material Contracts is in breach, violation or default of any such Material Contract, and no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by any such other party to any such Material Contract. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof to the Company as follows:

(a) Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, this Agreement has been duly executed by such Purchaser, and assuming the due authorization, execution and delivery of this Agreement by the Company, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by the Transaction Documents.

(c) Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities Laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Laws. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any Person.

(d) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Brokers and Finders. With respect to the Company, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(l) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

3.3 No Additional Representations or Warranties. The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c) Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the satisfaction of the conditions set forth in clauses (i), (ii) or (iii) above, the Company shall instruct the Transfer Agent to remove the legend from the Shares and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Shares (endorsed or with stock powers attached and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4.1(b) or this Section 4.1(c). Certificates for Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. In order to enable the Purchasers to sell the Shares under Rule 144 of the Securities Act, for a period of one (1) year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one (1) year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information would allow resales of the Shares pursuant to Rule 144.

4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.

4.5 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.6 Securities Laws Disclosure; Publicity. On or before 9:00 a.m., New York City time, on the second Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement)). Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Purchaser will maintain the confidentiality of the terms of this transaction. Notwithstanding anything to the contrary in this Agreement, if any Purchaser is requested or required by Law to disclose the terms of this transaction, then such information may be disclosed without violation of this Agreement.

4.7 Indemnification.

(a) Indemnification of Purchasers. The Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, managers, partners, employees, agents, successors and assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, managers, partners, employees, successors and assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, an “Indemnified Person”) harmless from and against any and all losses, liabilities, deficiencies, suits, Actions, causes of action, assessments, fines, obligations, claims, contingencies, damages, costs, interest, awards, penalties and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and expenses and costs of investigation, preparation and defense that any such Indemnified Person may suffer or incur as a result of (i) any breach of or inaccuracy in any of the representations or warranties made by the Company in this Agreement, (ii) any breach or default in performance of any of the covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (iii) any action instituted against an Indemnified Person in any capacity, or any of them or their respective Affiliates, by any stockholder of the

Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement of any Action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.7(a) (each, an “Indemnification Claim”), such Indemnified Person shall promptly notify the Company in writing of such Indemnification Claim; provided, however, that the failure of any Indemnified Person to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In the event that any Indemnification Claim would or might give rise to a claim or the commencement of any Proceeding by a third party (“Third Party Claim”), the Company shall be entitled to assume and control the defense thereof, including the employment of counsel reasonably satisfactory to the applicable Indemnified Person at the Company’s expense, if the Company gives notice to the Indemnified Person of its intent to do so within twenty (20) Business Days of the Company’s receipt of notice of the Third Party Claim from the Indemnified Person. In any Third Party Claim, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; (iii) the Third Party Claim does not seek solely monetary relief; (iv) the Company does not conduct the defense of the Third Party Claim actively and diligently; or (v) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interest between them. The Company shall not be liable for any settlement of any Proceeding related to any Indemnification Claim effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding. In the event the Company exercises the right to undertake any defense against any Third Party Claim as provided above, the Indemnified Person shall reasonably cooperate with the Company in such defense and to the extent possible make available to the Company all witnesses, pertinent records, materials and information in the Indemnified Person’s possession or under the Indemnified Person’s control relating thereto as is reasonably requested by the Company. Similarly, in the event the Indemnified Person is, directly or indirectly, conducting the defense against any Third Party Claim, the Company shall reasonably cooperate with the Indemnified Person in such defense and to the extent possible make available to the Indemnified Person all witnesses, records, materials and information in the Company’s possession or under the Company’s control relating thereto as is reasonably requested by the Indemnified Person.

(c) Tax Treatment of Indemnity Payments. It is the intention of the parties to treat any indemnity payment made under this Agreement as an adjustment to the Purchase Price for all U.S. federal, state, local and foreign Tax purposes, and the parties agree to file their Tax Returns accordingly to the extent permitted by applicable Law.

4.8 Listing of Common Stock. Once the restrictive legend has been removed from the certificate representing the Shares of any Purchaser, the Company will use its reasonable best efforts to list the Shares for quotation on any Trading Market on which any other shares of Common Stock are listed or quoted for trading and maintain the listing of the Shares on such Trading Market for as long as any other shares of Common Stock are listed or quoted for trading on such Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.8.

4.9 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder to redeem outstanding shares of Preferred Stock held by the United States Treasury.

4.10 New Securities.

(a) Sale of New Securities. If at any time after the date hereof the Company makes any public or nonpublic offering or sale of Common Stock, or securities convertible into Common Stock (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction), then each Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to own, in the aggregate, the same percentage of the outstanding shares of Common Stock held by such Purchaser following the transactions contemplated hereby (calculated after giving effect to the Offering (as defined below) and on an as-converted basis, if applicable). A Purchaser shall be entitled to apportion the purchase rights granted pursuant to this Section 4.10 among itself and its Affiliates in such proportions as it deems appropriate. Notwithstanding the foregoing, in the event that the Offering is insufficient to enable each Purchaser to purchase the number of the outstanding shares of Common Stock as contemplated above, then such right of each such Purchaser shall be reduced, on a proportionate basis, in relation to such Purchaser’s aggregate Subscription Amount hereunder.

(b) Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give each Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than five (5) Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company commences any other offering. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified on the Purchaser’s signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Purchaser without the consent of one of the designated individuals. Each Purchaser shall have five (5) Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.10 and as to the amount of New Securities such Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.10. Such notice shall constitute a nonbinding indication of interest of the Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of a Purchaser to respond within such five (5) Business Day period shall be deemed to be a waiver of such Purchaser’s rights under this Section 4.10 only with respect to the Offering described in the applicable notice.

(c) Purchase Mechanism. If a Purchaser exercises its rights provided in this Section 4.10, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within thirty (30) calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of sixty (60) days in order to comply with applicable Laws (including receipt of any applicable regulatory or stockholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Purchasers will occur no earlier than the closing of the Offering triggering the right being exercised by the Purchasers. Each of the Company and the Purchasers agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities. No underwriting fees, sales commissions or similar fees or payments shall be made with respect to any securities acquired by a Purchaser pursuant to this Section 4.10.

(d) Failure of Purchase. In the event a Purchaser fails to exercise its rights provided in this Section 4.10 within said five (5) Business Day period or, if so exercised, a Purchaser is unable to consummate such purchase within the time period specified in Section 4.10 above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of sixty (60) days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.10 by such Purchaser or which such Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Purchasers. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed one hundred eight (180) days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Purchasers in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Termination. The Purchasers’ rights hereunder shall expire on the one (1) year from the date hereof.

(g) Cooperation. The Company and the Purchasers shall cooperate in good faith to facilitate the exercise of the Purchasers’ rights under this Section 4.10, including to secure any required approvals or consents.

(h) No Assignment of Rights. The rights of a Purchaser described in this Section 4.10 shall be personal to such Purchaser and the transfer, assignment and/or conveyance of said rights from Purchaser to any other person and/or entity is prohibited and shall be void and of no force or effect except as otherwise set forth in this Section 4.10.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. The Company shall pay its own fees and expenses and the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall also pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers. The Company shall directly pay the fees of Buccola & Associates in connection with its loan review related to this Agreement. In addition, the Company shall, promptly upon the request of any Purchaser, reimburse such Purchaser for its other reasonable and documented out-of-pocket costs and expenses relating to this Agreement, the due diligence and negotiations in connection with this Agreement and the transactions contemplated hereby (including attorneys fees) up to an aggregate amount of seventy-five thousand dollars ($75,000) per Purchaser.

5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 5.3 prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 5.3 on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	First Merchants Corporation
200 East Jackson Street
Muncie, IN 47305
Telephone No.: (765) 747-1500
Facsimile No.: (765) 741-7283
Attention: Michael C. Rechin, President and Chief Executive Officer

With a copy to:	Bingham McHale LLP
2700 Market Tower
10 West Market Street
Indianapolis, IN 4602
Telephone No.: (317) 635-8900
Facsimile No.: (317) 236-9907
Attention: Jeremy E. Hill

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of such Purchaser.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants of the Company and the representations, warranties, agreements and covenants of the Purchasers contained herein shall survive the Closing and the delivery of the Shares for a period of eighteen (18) months following the date hereof; provided that if notice of an Indemnification Claim shall have been delivered by an Indemnified Person to the Company prior to the expiration of any representation, warranty, agreement or covenant of the Company in accordance with Section 4.7, Article I, Section 4.7, this Article V and the representations, warranties, agreements and covenants of the Company subject to such Indemnification Claim shall survive until the final resolution of such Indemnification Claim; provided further that the Statutory Representations shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations; provided further that Section 4.1(c), Section 4.8 and the Fundamental Representations shall survive the Closing indefinitely. Upon the expiration of the representations, warranties, agreements and covenants contained in this Agreement pursuant to this Section 5.9, such representations, warranties, agreements and covenants shall be deemed to be of no further force and effect.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

5.16 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the date hereof; provided, however, that the right to terminate this Agreement under this Section 5.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 5.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 5.16, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 5.16, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other party, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

5.17 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FIRST MERCHANTS CORPORATION

By:	/s/ Michael C. Rechin
Michael C. Rechin, President and Chief Executive Officer

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[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

NAME OF PURCHASER:

CASTLE CREEK CAPITAL PARTNERS IV, L.P.

By:	Castle Creek Capital IV, LLC, its general partner

By:	/s/ John M. Eggemeyer
Name:	John M. Eggemeyer
Title:	Managing Principal

Aggregate Purchase Price (Subscription Amount): $10,582,500

Number of Shares to be Acquired: 1,411,000

Address for Notice:

6051 El Tordo
P.O. Box 1329
Rancho Santa Fe, California 92091
Telephone No.: (858) 756-8300
Facsimile No.: (858) 756-8300
E-mail Address: jpietrzak@castlecreek.com
Attention: John Pietrzak

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
1999 Avenue of the Stars, 29th Floor
Los Angeles, California 90067
Telephone No.: (310) 407-7505
Facsimile No.: (310) 407-7502
E-mail Address: twuchenich@stblaw.com
Attention: Thomas Wuchenich, Esq.

NAME OF PURCHASER:

ENDICOTT OPPORTUNITY PARTNERS III, L.P.

By:	/s/ Robert I. Usdan Robert I. Usdan
Name:
Title:	Managing Member – W.R. Endicott III, L.L.C. General Partner of Endicott Opportunity Partners III, L.P.

Aggregate Purchase Price (Subscription Amount): $10,582,500

Number of Shares to be Acquired: 1,411,000

Tax ID No.: 80-0458033

Address for Notice:

360 Madison Avenue
21st Floor
New York, NY 10017

Telephone No.: (212) 450-8070

Facsimile No.: (212) 450-8069

E-mail Address:	Brad@theendicottgroup.com
Wayne@theendicottgroup.com
Steve@theendicottgroup.com

Attention: Steven Didion

Delivery Instructions:
(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

EXHIBITS

A:	Stock Certificate Questionnaire
B:	Form of Opinion of Company Counsel
C:	Form of Secretary’s Certificate
D:	Form of Officer’s Certificate

SCHEDULES

3.1(a)	Subsidiaries
3.1(g)	Capitalization

EXHIBIT A

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT B

Form of Opinion of Company Counsel

1.	The Company is duly incorporated and validly existing as a corporation under the laws of the State of Indiana.

2.	The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Transaction Documents, including, without limitation, to issue the Shares under the Share Purchase Agreement.

3.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

4.	The deposit accounts of First Merchants Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

5.	Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers (to the extent they are a party), each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6.	The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Shares, do not and will not: (a) to our knowledge, violate any federal or state statute, rule or regulation applicable to the Company, (b) result in any violation of the Articles of Incorporation, as amended, or Amended and Restated Bylaws of the Company, (c) result in a breach of, or constitute a default under, any Material Contract, (d) to our knowledge, require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any federal or state governmental authority, or (e) to our knowledge, violate any court order, judgment or decree, if any.

7.	Assuming the accuracy of the representations and warranties and compliance with the covenants and agreements of the Purchasers and the Company contained in the Share Purchase Agreement, it is not necessary, in connection with the offer, sale and delivery of the Shares to the Purchasers to register the Shares under the Securities Act.

8.	The Shares being delivered to the Purchasers pursuant to the Share Purchase Agreement have been duly and validly authorized and, when issued, delivered and paid for as contemplated in the Share Purchase Agreement, will be duly and validly issued, fully paid and non-assessable, and free of any preemptive right or similar rights contained in the Company’s Articles of Incorporation, as amended, or Amended and Restated By-laws.

EXHIBIT C

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of First Merchants Corporation, an Indiana corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Share Purchase Agreement, dated as of September 9, 2011, by and among the Company and the investors party thereto (the “Share Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Share Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on September 2, 2011 relating to the transactions contemplated by the Share Purchase Agreement. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Amended and Restated Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Amended and Restated Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Share Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 9th day of September, 2011.

[ ]
Secretary

I, [                    ], Chief Financial Officer, hereby certify that [                    ] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

[ ]
Chief Financial Officer

EXHIBIT A

Resolutions

(see attached)

EXHIBIT B

Articles of Incorporation

(see attached)

EXHIBIT C

Bylaws

(see attached)

EXHIBIT D

Form of Officer’s Certificate

The undersigned, the Chief Financial Officer of First Merchants Corporation, an Indiana corporation (the “Company”), pursuant to Section 2.2(a)(v) of the Share Purchase Agreement, dated as of September 9, 2011, by and among the Company and the investors signatory thereto (the “Share Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Share Purchase Agreement):

1.	The representations and warranties of the Company contained in the Share Purchase Agreement are true and correct as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 9th day of September, 2011.

[ ]
Chief Financial Officer

EXHIBIT E

VCOC Letter

(see attached)

First Merchants Corporation

200 East Jackson Street

Muncie, Indiana 47305

September 9, 2011

Castle Creek Capital Partners IV, L.P.

6051 El Tordo

Rancho Santa Fe, CA 92091

Dear Sir/Madam:

Reference is made to the Share Purchase Agreement by and between First Merchants Corporation, an Indiana corporation (the “Corporation”), and Castle Creek Capital Partners IV, L.P., a Delaware limited partnership (the “VCOC Investor”), dated as of September 9, 2011 (the “Share Purchase Agreement”), pursuant to which VCOC Investor has agreed to purchase from the Corporation shares of its common stock, no par value per share (the “Stock”). Capitalized terms used herein without definition shall have the respective meanings in the Share Purchase Agreement.

For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that for so long as the VCOC Investor, directly or through one or more affiliates, continues to hold any shares of Stock (or other securities of the Corporation into which such shares of Stock may be converted or for which such shares of Stock may be exchanged), without limitation or prejudice of any the rights provided to the VCOC Investor under the Share Purchase Agreement or any other agreement or otherwise, the Corporation shall:

•	Provide the VCOC Investor or an individual designated by the VCOC Investor and reasonably acceptable to the Corporation with:

(i) the right to visit and inspect any of the offices and properties of the Corporation and its subsidiaries and inspect the books and records of the Corporation and its subsidiaries, at such times as the VCOC Investor shall reasonably request but not more frequently than once per calendar quarter;

(ii) consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (A) as of the end of each quarter of each fiscal year as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (B) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred twenty (120) days after the end of such fiscal year and together with an auditor’s report thereon of a firm of established national reputation; and

Castle Creek Capital Partners IV, L.P.

September 9, 2011

(iii) to the extent the Corporation or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or any subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Corporation or subsidiary as soon as available;

provided that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.

•

Make appropriate officers and directors of the Corporation and its subsidiaries available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar quarter, with respect to matters relating to the business and affairs of the Corporation and its subsidiaries;

•

To the extent consistent with applicable law, inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the articles of incorporation, bylaws and other organization documents of the Corporation or any of its subsidiaries, and to provide the VCOC Investor or its designated representative with the right to consult with the Corporation and its subsidiaries with respect to such actions, provided that such consultation rights shall be limited to once per calendar quarter; provided that the VCOC Investor is aware that it may receive material non-public information about the Corporation, and the VCOC Investor agrees that it is aware of and shall comply with the federal and state securities laws that restrict any Person who has material, non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities; and

•

Provide the VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”).

The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

Castle Creek Capital Partners IV, L.P.

September 9, 2011

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes commercially reasonable steps to minimize the extent of any such required disclosure.

In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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FIRST MERCHANTS CORPORATION

By:	/s/ Michael C. Rechin
Michael C. Rechin, President and Chief Executive Officer

Agreed and acknowledged as of the date first above written:

CASTLE CREEK CAPTAL PARTNERS IV, L.P.

By:	Castle Creek Capital IV LLC, its general partner

By:
Name:
Title:

Schedule 3.1(a)

Subsidiaries

Name	Jurisdiction of Incorporation
First Merchants Bank, National Association	U.S.
First Merchants Capital Trust II	Delaware
First Merchants Capital Trust III	Delaware
First Merchants Capital Trust IV	Delaware
First Merchants Capital Trust V	Delaware
First Merchants Insurance Services, Inc.	Indiana
First Merchants Reinsurance Co. Ltd.	Providencials Turkes and Caicos, Island
FMB Portfolio Management, Inc.	Delaware
CNBC Statutory Trust I	Connecticut
GS Asset Management, LLC	Indiana
TC Realty Associates, LLC	Indiana

Schedule 3.1(g)

Capitalization

First Merchants Corporation - FRME

Common Stock, Preferred Stock, Options, Warrants or Common Stock Equivalents as of 6/30/11

Preferred Stock

69,600 shares - held by U.S. Treasury in conjunction with the CPP program

Common Stock

25,691,966 shares outstanding

Warrants:

991,453 warrants to acquire Common Stock @ $17.55 - held by U.S. Treasury in conjunction with the CPP program expire February of 2019

Options (Common Stock) granted to Employees:

	#	grant date	expire date	option price
	2,100	3/4/2011	3/4/2021	$8.75
	33,700	2/11/2011	2/11/2021	$9.20
	13,500	7/1/2010	7/1/2020	$8.37
	35,000	2/25/2010	2/25/2020	$5.89
	13,500	7/1/2009	7/1/2019	$8.58
	71,300	2/24/2009	2/24/2019	$11.14
	6,747	1/20/2009	1/20/2019	$15.36
	104,574	1/1/2009	1/1/2019	$22.21
	10,413	7/1/2008	7/1/2018	$18.67
	61,400	2/27/2008	2/27/2018	$28.25
	6,000	1/29/2008	1/29/2018	$25.44
	10,413	7/1/2007	7/1/2017	$24.03
	60,050	2/8/2007	2/8/2017	$26.31
	9,256	7/1/2006	7/1/2016	$24.31
	60,000	2/10/2006	2/10/2016	$25.14
	10,000	11/21/2005	11/21/2015	$25.90
	166,950	9/1/2005	9/1/2015	$26.70
	10,413	7/1/2005	7/1/2015	$25.00
	133,463	7/1/2004	7/1/2014	$25.60
	420	8/1/2003	8/1/2013	$23.99
	96,827	7/1/2003	7/1/2013	$23.46
	3,307	8/26/2002	8/26/2012	$25.33
	114,283	7/1/2002	7/1/2012	$26.93
	551	3/15/2002	3/15/2012	$22.22
	61,344	7/1/2001	7/1/2011	$19.73

Total	1,095,511
Weighted Average Exercise Price				$22.54